UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2021

US Lighting Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1148 E 222nd St	44117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 216-896-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	USLG	OTC

Item 8.01.  Other Events.

On June 8, 2021, Paul Spivak, Chief Executive Officer of US Lighting Group, Inc. (the “Company”) was arrested for conspiracy to commit securities fraud. Upon his arrest, the Company learned that on June 7, 2021, a Criminal Complaint was filed against Mr. Spivak in the United States District Court for the Northern District of Ohio, Case No. 1:21MJ4128-JDG. The charges in the Criminal Complaint specified that from in and around February 2021 through current, within the Northern District of Ohio and elsewhere, the defendants PAUL SPIVAK, together with others, conspired to commit an offense, that is securities fraud in that he knowingly and intentionally attempted to execute a scheme and artifice to defraud investors and potential investors in connection with US Lighting Group, Inc. to obtain money and property from investors and potential investors by means of materially false and fraudulent pretenses, representations, and promises in connection with purchases and sales of securities of issuers, specifically US Lighting Group, Inc. in violation of Title 15, United States Code, Sections 78j(b), 78ff, Title 17; Code of Federal Regulations, Sections 240.10b-5, and Title 18, United States Code, Section 371.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

US Lighting Group, Inc.

By:	/s/ Steven E. Eisenberg
Steve Eisenberg
Chief Financial Officer